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                                                                      EXHIBIT 21


                                CABOT CORPORATION

                            Significant Subsidiaries

                            As of September 30, 1997


                                                       Jurisdiction of
Name                                                   Incorporation
----                                                   -------------
Cabot B.V.                                             The Netherlands
Cabot Carbon Limited                                   England
Cabot G.B. Limited                                     England
Cabot International Capital Corporation                Delaware